Exhibit 10.1

COMPANY NO.  5505187

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

PRICELINE.COM INTERNATIONAL LIMITED

(Adopted by written resolution passed on 14 July 2005)

Baker & McKenzie LLP

London

Ref: DXA

1.                                      PRELIMINARY

1.1                                 These Articles constitute the Articles of the Company.  Table A is excluded for the purposes of section 8(2) of the Act.

2.                                      INTERPRETATION

2.1                                 In these Articles:

2.2                                 the following words and expressions have the following meanings:

“2006 Series B Exercise Period” means the period beginning on the third Business Day after the directors have served the 2006 Series B Valuation Report on each B Ordinary Shareholder and ending on the tenth Business Day after such date of service;

“2006 Series C Exercise Period” means the period beginning on the third Business Day after the directors have served the 2006 Series C Valuation Report on each C Ordinary Shareholder and ending on the tenth Business Day after such date of service;

“2006 Series B Valuation Report” means the Valuation Report prepared by the directors in accordance with Article 13.4 below which sets out the Option Price for any shares subject to an Exercise Notice during the 2006 Series B Exercise Period;

“2006 Series C Valuation Report” means the Valuation Report prepared by the directors in accordance with Article 13.4 below which sets out the Option Price for any shares subject to an Exercise Notice during the 2006 Series C Exercise Period;

“2007 Series B Exercise Period” means the period beginning on the third Business Day after the directors have served the 2007 Series B Valuation Report on each B Ordinary Shareholder and ending on the tenth Business Day after such date of service;

“2007 Series C Exercise Period” means the period beginning on the third Business Day after the directors have served the 2007 Series C Valuation Report on each C Ordinary Shareholder and ending on the tenth Business Day after such date of service;

“2007 Series B Valuation Report” means the Valuation Report prepared by the directors in accordance with Article 13.4 below which sets out the Option Price for any shares subject to an Exercise Notice during the 2007 Series B Exercise Period;

“2007 Series C Valuation Report” means the Valuation Report prepared by the directors in accordance with Article 13.4 below which sets out the Option Price for any shares subject to an Exercise Notice during the 2007 Series C Exercise Period;

“2008 Series B Exercise Period” means the period beginning on the third Business Day after the directors have served the 2008 Series B Valuation Report on each B Ordinary Shareholder and ending on the tenth Business Day after such date of service;

“2008 Series C Exercise Period” means the period beginning on the third Business Day after the directors have served the 2008 Series C Valuation Report on each C Ordinary Shareholder and ending on the tenth Business Day after such date of service;

“2008 Series B Valuation Report” means the Valuation Report prepared by the directors in accordance with Article 13.4 below which sets out the Option Price for any shares subject to an Exercise Notice during the 2008 Series B Exercise Period;

“2008 Series C Valuation Report” means the Valuation Report prepared by the directors in accordance with Article 13.4 below which sets out the Option Price for any shares subject to an Exercise Notice during the 2008 Series C Exercise Period;

“A Ordinary Shareholder” means the holder of the A Ordinary Shares in the Company unless there is more than one holder of the A Ordinary Shares in which case any reference in these Articles to the “A Ordinary Shareholder” shall be construed as meaning the holder of the majority of the A Ordinary Shares or in the event that there is no such majority holder, to each of the holders of the A Ordinary Shares;

“A Ordinary Shares” means the A Ordinary Shares of 0.1 pence each in the Company;

“Accounts” means the audited balance sheet and profit and loss account of the Company, including all notes, reports, statements and other documents annexed to them;

“Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

“address” in relation to an electronic communication, includes any number or address used for the purposes of such communication;

“Adjustment” means an adjustment to the shares and/or the Option Price in accordance with Article 13.14 below;

“Affiliate” means an affiliate of Priceline, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

“Arbitrator” means PwC or such other person appointed pursuant to Article 13.8;

“Articles” means the articles of association of the Company;

“auditors” means the auditors of the Company;

“Bad Leaver” means a B Ordinary Shareholder who ceases to be an employee of a Group Company other than as a Good Leaver;

“Beneficial Owner”  has the meaning set forth in Rule 13d-3 under the Exchange Act;

“Board”  means the board of directors of Priceline;

“B Ordinary Shareholder” means any holder of B Ordinary Shares in the Company;

“B Ordinary Shares” means the B Ordinary Shares of 0.1 pence each in the Company;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open for business in London;

“Call Exercise Notice” means the notice of exercise of the Call Option setting out the number of B Ordinary Shares or C Ordinary Shares in relation to which the A Ordinary Shareholder intends to exercise the Call Option;

“Call Option” means the call option granted by each B Ordinary Shareholder and C Ordinary Shareholder to the A Ordinary Shareholder under Article 10.1;

“Change in Control” means the occurrence of any one of the following events:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Priceline representing thirty-five percent (35%) or more of the combined voting power of Priceline’s then outstanding securities eligible to vote for the election of the Board (the “Priceline Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Priceline Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)                                  individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to 14 July 2005, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of Priceline in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of Priceline as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                               the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) Priceline or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Priceline Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of Priceline to an entity that is not an Affiliate (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) Priceline (or, if Priceline ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of Priceline (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Priceline Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Priceline Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)                              the stockholders of Priceline approve a plan of complete liquidation or dissolution of Priceline.

Notwithstanding the foregoing, (I) if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Priceline Voting Securities solely as a result of the acquisition of Priceline Voting Securities by Priceline which reduces the number of Priceline Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Priceline Voting Securities that increases the percentage of outstanding Priceline Voting Securities Beneficially Owned by such Person, a Change in Control of Priceline shall then be deemed to occur and (II) the acquisition following 14 July 2005 of Priceline Voting Securities by Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates shall be deemed not to result in a Change in Control until such time as Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates become the Beneficial Owners in the aggregate of 50% or more of the combined voting power of Priceline Voting Securities (and for this purpose the preceding clause (I) shall not apply);

“Change in Control Window” means the period beginning on a Change in Control and ending on the tenth Business Day after such date;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“communication” means the same as in the Electronic Communications Act 2000;

“C Ordinary Shareholder” means any holder of C Ordinary Shares in the Company;

“C Ordinary Shares” means the C Ordinary Shares of 0.1 pence each in the Company;

“director” means, except where the context otherwise requires, a director of the Company and “directors” means the directors or any of them acting as the board of directors of the Company;

“electronic communication” means the same as in the Electronic Communications Act 2000;

“Exercise Date” means the date on which any B Ordinary Shareholder, C Ordinary Shareholder or the A Ordinary Shareholder (as the case may be) serves an Exercise Notice;

“Exercise Notice” means a Call Exercise Notice or a Put Exercise Notice (as the case may be);

“Exchange Act”  means the Securities Exchange Act of 1934, as amended from time to time;

“Fair Market Value” means a price per share determined in accordance with Article 13.2;

“Good Leaver” means a B Ordinary Shareholder who ceases to be an employee of a Group Company as a result of his:

(i)                                     death; or

(ii)                                  being dismissed or otherwise ceasing employment by reason of absence from work due to ill health or accident (save for ill health which arises as a result of an abuse of drink or drugs), provided that the relevant Shareholder delivers to a Group Company a medical certificate signed by a doctor duly evidencing his ill health or accident and provided further that the Group Company reserves the right to require such Shareholder to undergo a medical examination by a doctor or consultant nominated by it; or

(iii)                               retirement once the Shareholder reaches the age of 60;

(iv)                              being made redundant by a Group Company.

“Granted Securities” means those B Ordinary Shares which were acquired in exchange for granted B ordinary shares in Active Hotels Limited which the relevant B Ordinary Shareholder originally subscribed for at a price of 0.1 pence per share;

“Group Company” means the Company and any Subsidiary, parent or associated company;

“holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

“Institute of Chartered Accountants” means the Institute of Chartered Accountants in England & Wales, whose postal address is Chartered Accountants’ Hall, PO Box 433, London EC2P 2BJ;

“Office” means the registered office of the Company;

“Option” means either or both of the Call Option and the Put Option (as the context requires);

“Option Price” means in respect of: (a) Granted Securities which have Vested, Purchased Securities and C Ordinary Shares, Fair Market Value; and (b) in respect of Granted Securities which have not Vested 0.1 pence per share;

“Person”  has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) Priceline or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by Priceline or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of Priceline in substantially the same proportions as their ownership of Priceline Shares;

“Priceline” means Priceline.com, Incorporated whose principal place of business is 800 Connecticut Avenue, Norwalk, CT06854, USA;

“Priceline Shares” means common stock, of par value $0.008 per share of Priceline registered on NASDAQ or of such other par value as such common stock may convert into;

“Purchased Securities” means those B Ordinary Shares which were acquired in exchange for purchased B ordinary shares in Active Hotels Limited which the relevant B Ordinary Shareholder originally subscribed for at a price of £16.9235 per share;

“Put Exercise Notice” means the notice of exercise of the Put Option setting out the number of B Ordinary Shares or C Ordinary Shares in relation to which any B Ordinary Shareholder or C Ordinary Shareholder intends to exercise the Put Option;

“Put Option” means the put option granted by the A Ordinary Shareholder to each B Ordinary Shareholder and C Ordinary Shareholder under Article 10.2;

“PwC” means Pricewaterhouse Coopers LLP of 1 Embankment Place, London, WC2N 6RH;

“RSU Plan” means the restricted stock unit plan dated [14 July 2005] entered into by the Company, priceline.com Holdco UK Limited and certain managers of Bookings B.V.;

“Seal” means the common seal of the Company and includes any official seal kept by the Company by virtue of sections 39 or 40 of the Act;

“Shares” means the A Ordinary Shares, the B Ordinary Shares and the C Ordinary Shares in the Company;

“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Securities Act” means the U.S. Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder;

“United Kingdom” means Great Britain and Northern Ireland;

“Valuation Report” means the report prepared by the directors in accordance with Article 13.4; and

“Vest” means the process of a B Ordinary Shareholder becoming entitled (i) to exercise the Put Option in respect of Granted Shares and (ii) to be paid an Option Price equal to Fair Market Value for such Shares (as defined in Article 13.2).

2.3                                 powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

2.4                                 the word “directors” in the context of the exercise of any power contained in the Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the company to which or, as the case may be, to whom the power in question has been delegated;

2.5                                 no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation;

2.6                                 except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under the Articles or under another delegation of the power;

2.7                                 unless the context otherwise requires, words or expressions contained in these Articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force when the Articles become binding on the Company;

2.8                                 references to a document being executed include references to its being executed under hand or under seal or by any other method;

2.9                                 unless the context otherwise requires, any reference to “writing” or “written” shall include any method of reproducing words or text in a legible and non-transitory form;

2.10                           save where specifically required or indicated otherwise words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

2.11                           clause and paragraph headings are inserted for ease of reference only and shall not affect construction.

3.                                      SHARE CAPITAL

3.1                                 The authorised share capital of the Company is £10,000 divided into 9,150,000 A Ordinary Shares of 0.1 pence each, 200,000 B Ordinary Shares of 0.1 pence each and 650,000 C Ordinary Shares of 0.1 pence each

4.                                      RIGHTS ATTACHING TO SHARES

The rights and restrictions attaching to the A Ordinary Shares, the B Ordinary Shares and the C Ordinary Shares are as follows:

4.1                                 Income

(a)                                  the A Ordinary Shareholders, the B Ordinary Shareholders and the C Ordinary Shareholders shall be entitled to receive such sums by way of dividend as the Company may by ordinary resolution declare or as the directors may determine in either case in accordance with the provisions of the Act and Articles 39 but such that, subject to Articles 4.1(b) and (c) below, the A Ordinary Shares, the B Ordinary Shares and the C Ordinary Shares need not rank pari passu for such dividends;

(b)                                 the A Ordinary Shareholders shall, in priority to the B Ordinary Shareholders and the C Ordinary Shareholders, be entitled to be paid an annual dividend that is equal to £1,650,000 (the “Threshold Amount”);

(c)                                  the A Ordinary Shareholders, the B Ordinary Shareholders and the C Ordinary Shareholders (as if the same constituted one class of share) shall then be entitled to the balance of any dividend that the Company may by ordinary resolution declare after the payment of the amount equal to the Threshold Amount referred to in Article 4.1(a) above, such balance to be shared among the A Ordinary Shareholders, the B Ordinary Shareholders and the C Ordinary Shareholders (as if the same constituted one class of share) pro rata according to the amount fully paid up on the A Ordinary Shares, B Ordinary Shares and C Ordinary Shares (including any amount of share premium paid thereon);

4.2                                 Capital

the assets of the Company available for distribution to holders remaining after payment of all other debts and liabilities of the Company (and of the costs, charges and expenses of any winding up) shall be distributed amongst the holders of the A Ordinary Shareholders, the B Ordinary Shareholders and the C Ordinary Shareholders pari passu as if they were all shares of the same class; and

4.3                                 Voting

every holder of A Ordinary Shares, B Ordinary Shares and C Ordinary Shares who (being an individual) is present or (being a corporation) is present by a duly authorised representative (not being himself a member entitled to vote) shall have one vote for every such share of which he is the holder.

5.                                      AUTHORITY TO ALLOT

5.1                                 The directors are generally and unconditionally authorised pursuant to section 80 of the Act to allot relevant securities (within the meaning of section 80(2) of the Act).  The authority hereby conferred shall, subject to section 80(7) of the Act, be for a period of five years from the date of adoption of these Articles unless renewed varied or revoked by the Company in general meeting and the maximum amount of relevant securities which may be allotted pursuant to such authority shall be the authorised but as yet unissued share capital of the Company at the date of adoption of these Articles or, where the authority is renewed, at the date of the renewal.

5.2                                 The directors shall be entitled under the authority contained in Article 5.1 or any renewal thereof to make at any time prior to the expiry of such authority any offer or agreement which would or might require relevant securities of the Company to be allotted after the expiry of such authority.

5.3                                 The provisions of sections 89(1) and 90(1) to (6) of the Act shall not apply to the Company.

5.4                                 Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the directors shall determine.

5.5                                 Subject to the provisions of the Act, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

5.6                                 Subject to the provisions of Articles 5.1 to 5.5 inclusive, the provisions of the Act and to any resolution of the Company in general meeting passed pursuant to those provisions:

(a)                                  all unissued shares for the time being in the capital of the Company (whether forming part of the original or any increased share capital) shall be at the disposal of the directors; and

(b)                                 the directors may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as they think fit.

5.7                                 The Company may exercise the powers of paying commissions conferred by the Act.  Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5.8                                 Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

6.                                      SHARE CERTIFICATES

6.1                                 Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine.  Every certificate shall be sealed with the Seal or executed in such other manner as the directors may approve, having regard to the Act and the provisions of the Articles, and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.  The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.2                                 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the

Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

7.                                      LIEN

7.1                                 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.  The directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article 7.  The Company’s lien on a share shall extend to any amount payable in respect of it.

7.2                                 The Company may sell in such manner as the directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

7.3                                 To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser.  The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

7.4                                 The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

8.                                      CALLS ON SHARES AND FORFEITURE

8.1                                 Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

8.2                                 A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

8.3                                 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4                                 If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid and shall also pay all costs and expenses incurred by the Company as determined by the directors in order to procure payment of the sums due or in consequence of the non-payment of such sums.  The rate of interest shall be the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest, costs and expenses wholly or in part.

8.5                                 An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

8.6                                 Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

8.7                                 The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the directors and the member paying such sum in advance.

8.8                                 If a call remains unpaid after it has become due and payable, the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued plus expenses or costs determined in accordance with Article 8.7.  The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

8.9                                 If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

8.10                           Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit.  Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

8.11                           A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) plus costs and expenses from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

8.12                           A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

9.                                      TRANSFER OF SHARES

9.1                                 The directors shall not register any transfer of B Ordinary Shares or C Ordinary Shares:

(a)                                  unless such transfer is made in accordance with the provisions of Articles 10 to 13 (Put and Call Option); or

(b)                                 such transfer is made in accordance with the provisions of Article 16 (Pre-Emption Transfers) and (I) such transfer is (i) a transfer of B Ordinary Shares made after 3 April 2008 or (ii) a transfer of C Ordinary Shares made after 3 September 2008 and (II) the transfer is not being made pursuant to any exercise of the Put Option or the Call Option.

9.2                                 The directors may at any time register any transfer of B Ordinary Shares or C Ordinary Shares if such transfer is made in accordance with Articles 14 and 15 (Drag Along and Tag Along).

9.3                                 The directors shall register any transfer of A Ordinary Shares which complies with the provisions of these Articles.

9.4                                 Subject to such of the restrictions set out in these Articles as may be applicable, any member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any other form which the directors may approve.  The instrument of transfer shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee and the transferee shall remain the holder of the shares and as such a member of the Company until the name of the transferee is entered in the Register of Members in respect thereof.

9.5                                 If the directors refuse to register a transfer of a share they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

9.6                                 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

9.7                                 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

10.                               PUT AND CALL OPTION

10.1                           Each B Ordinary Shareholder and each C Ordinary Shareholder grants to the A Ordinary Shareholder an Option to purchase its respective shares for the Option Price on the terms and subject to the conditions of these Articles (the “Call Option”).

10.2                           The A Ordinary Shareholder grants to each B Ordinary Shareholder and each C Ordinary Shareholder an Option to sell its respective shares to the A Ordinary Shareholder for the Option Price on the terms and subject to the conditions of these Articles (the “Put Option”).

11.                               EXERCISE OF CALL OPTION

11.1                           B Ordinary Shares:

(a)                                  The A Ordinary Shareholder may exercise the Call Option with respect to:

(i)                                     any Granted Securities that have Vested and/or 1/3 of the Purchased Securities held by each B Ordinary Shareholder by serving a Call Exercise Notice on any B Ordinary Shareholder at any time during the 2006 Series B Exercise Period; and/or

(ii)                                  any Granted Securities that have Vested and/or 2/3rd of the Purchased Securities held by each B Ordinary Shareholder (less any Purchased Securities or Granted Securities previously held by that B Ordinary

Shareholder which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Call Exercise Notice on any B Ordinary Shareholder at any time during the 2007 Series B Exercise Period; and/or

(iii)                               any Granted Securities that have Vested and/or any Purchased Securities held by each B Ordinary Shareholder (less any Purchased Securities or Granted Securities previously held by that B Ordinary Shareholder which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Call Exercise Notice on any B Ordinary Shareholder at any time during the 2008 Series B Exercise Period; and/or

(iv)                              any Granted Securities that have Vested and/or any Purchased Securities held by each B Ordinary Shareholder, if (but only if) there is a Change in Control, by serving a Call Exercise Notice on any B Ordinary Shareholder at any time during the Change in Control Window.

(b)                                 Notwithstanding the foregoing, if any B Ordinary Shareholder is a Bad Leaver, the A Ordinary Shareholder may, with respect to:

(i)                                     any Granted Securities of that B Shareholder that have Vested more than 184 days before the date upon which the B Ordinary Shareholder ceased to be an employee of a Group Company, exercise the Call Option immediately or at any time thereafter by serving a Call Exercise Notice on the B Ordinary Shareholder; and/or

(ii)                                  any Granted Securities of that B Shareholder that have Vested less than 184 days before the date upon which the B Ordinary Shareholder ceased to be an employee of a Group Company, exercise the Call Option by serving a Call Exercise Notice on the B Ordinary Shareholder at any time not less than 183 days after the date upon which such Granted Securities Vested; and

(iii)                               any Granted Securities of that B Shareholder that have not Vested, exercise the Call Option immediately or at any time thereafter.

11.2                           C Ordinary Shares

The A Ordinary Shareholder may exercise the Call Option with respect to:

(a)                                  1/3 of the C Ordinary Shares held by each C Ordinary Shareholder by serving a Call Exercise Notice on any C Ordinary Shareholder at any time during the 2006 Series C Exercise Period; and/or

(b)                                 2/3rd of the C Ordinary Shares held by each C Ordinary Shareholder (less any C Ordinary Shares previously held by that C Ordinary Shareholder which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Call Exercise Notice on any C Ordinary Shareholder at any time during the 2007 Series C Exercise Period; and/or

(c)                                  any C Ordinary Shares held by each C Ordinary Shareholder (less any C Ordinary Shares previously held by that C Ordinary Shareholder which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Call Exercise Notice on any C Ordinary Shareholder at any time during the 2008 Series C Exercise Period; and/or

(d)                                 any C Ordinary Shares held by each C Ordinary Shareholder, if (but only if) there is a Change in Control, by serving a Call Exercise Notice on any C Ordinary Shareholder at any time during the Change in Control Window.

12.                               EXERCISE OF PUT OPTION

12.1                           B Ordinary Shares

Each B Ordinary Shareholder if he is an employee or a Good Leaver may exercise the Put Option with respect to:

(a)                                  any of its Granted Securities that have Vested and/or 1/3 of its Purchased Securities by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the 2006 Series B Exercise Period; and/or

(b)                                 any of its Granted Securities that have Vested and/or 2/3rd of its Purchased Securities (less any Purchased Securities or Granted Securities previously held by it which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the 2007 Series B Exercise Period; and/or

(c)                                  any of its Granted Securities that have Vested and/or any of its Purchased Securities (less any Purchased Securities or Granted Securities previously held by it which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the 2008 Series B Exercise Period; and/or

(d)                                 any of its Granted Securities that have Vested and/or any of its Purchased Securities, if (but only if) there is a Change in Control, by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the Change in Control Window.

Provided that in the case of the Purchased Securities it shall not be necessary for the B Ordinary Shareholder to be an employee or a Good Leaver at the time of exercising the Put Option.

12.2                           C Ordinary Shares

Each C Ordinary Shareholder may exercise the Put Option with respect to:

(a)                                  1/3 of its C Ordinary Shares by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the 2006 Series C Exercise Period; and/or

(b)                                 2/3rd of its C Ordinary Shares (less any C Ordinary Shares previously held by it which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the 2007 Series C Exercise Period; and/or

(c)                                  any of its C Ordinary Shares (less any C Ordinary Shares previously held by it which have been acquired by the A Ordinary Shareholder pursuant to an earlier exercise of the Put Option or the Call Option) by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the 2008 Series C Exercise Period; and/or

(d)                                 any of its C Ordinary Shares, if (but only if) there is a Change in Control, by serving a Put Exercise Notice on the A Ordinary Shareholder at any time during the Change in Control Window.

13.                               PROCEDURE FOR EXERCISE OF PUT AND CALL OPTION

13.1                           An Exercise Notice shall constitute a legally binding contract between the relevant B Ordinary Shareholder or C Ordinary Shareholder and the A Ordinary Shareholder for the sale and purchase of the entire legal and beneficial interest in the number of shares specified in the Exercise Notice free from any claim, charge, lien or encumbrance, and with all rights attached thereto at the Completion Date (as defined in Article 13.9).

13.2                           Subject to Article 13.3 below, where the Option Price is to be the Fair Market Value, such Fair Market Value shall be the price per share as at the date of the most recent Valuation Report as being in the directors’ opinion the fair value of a share as between a willing seller and a willing buyer (with no discount to reflect the unquoted status of the shares) provided that the directors, in determining the fair value of such shares shall:

(a)                                  determine the sum which a willing buyer would offer to a willing seller for the whole of the issued share capital of the Company;

(b)                                 divide the resultant figure by the number of issued shares (assuming that all outstanding options or rights to acquire shares have been exercised in full (whether or not yet exercisable) and assuming that any shares in respect of which the Company has granted acquisition rights to employees or directors of the Company pursuant to any employees’ share scheme have been allotted and assuming that any Granted Securities in the Company have Vested);

(c)                                  base their valuation on the latest Accounts of the Company and any projections or forecasts prepared by the directors, and for the avoidance of doubt the directors shall not base their valuation on any financial statements, projections or forecasts prepared by any other person which have not been first approved by a simple majority of the directors of the Company, but so that there shall be no addition or subtracting of any premium or discount arising in relation to the size of the holding the subject of the relevant transfer, or in relation to any restrictions on the transferability of the shares arising only out of the provisions of the Articles and provided further that the directors shall take into account in relation to determining the appropriate figure for Article 13.2 above any bona fide offer from any third party to purchase the entire issued share capital the subject of an Exercise Notice.

13.3                           If (i) any B Ordinary Shareholder ceases to be an employee of a Group Company for whatever reason and (ii) the A Ordinary Shareholder elects to exercise the Call Option pursuant to Article 11.1(b) above, the Option Price shall be the Option Price of the shares referred to in the relevant Exercise Notice as at the date of the most recent Valuation Report, provided that if:

(a)                                  the most recent Valuation Report was delivered to the parties on or before the date which is four months prior to the service of the Call Exercise Notice on the relevant B Ordinary Shareholder, the A Ordinary Shareholder shall arrange for the directors to prepare an updated Valuation Report and serve it on the parties and the Option Price as set out in such updated Valuation Report shall be the relevant Option Price for the purposes of this Article 13.3; or

(b)                                 the Call Exercise Notice is exercised within four months of the service of the most recent Valuation Report on the relevant B Ordinary Shareholder and (ii) an event or circumstance has occurred since the most recent Valuation Report such that the Fair Market Value of the Shares as set out in the most recent Valuation Report does not correspond to the Fair Market Value of the Shares as at the date of service of the relevant Call Exercise Notice, the A Ordinary Shareholder or the holders of a majority of the B Ordinary Shares may arrange for the directors to prepare an updated Valuation Report and serve it on the parties and the Option Price as set out in such updated Valuation Report shall be the relevant Option Price for the purposes of this Article 13.3.

13.4                           The directors shall prepare the Valuation Report, which shall set out the Fair Market Value of the Shares as at the date of the Valuation Report and shall serve the Valuation Report on:

(a)                                  the A Ordinary Shareholder and the B Ordinary Shareholders, on or about 20 March 2006, 20 March 2007, and 20 March 2008 respectively; and

(b)                                 the A Ordinary Shareholder and the C Ordinary Shareholders on or shortly after 3 August 2006, 3 August 2007, and 3 August 2008 respectively.

13.5                           The Fair Market Value of the shares as set out in the Valuation Report shall be final and binding on the parties, save that if:

(a)                                  the holders of a majority of the B Ordinary Shares (with respect to a Valuation Report relating to the B Ordinary Shares); or

(b)                                 the holders of a majority of the C Ordinary Shares (with respect to a Valuation Report relating to the C Ordinary Shares),

but excluding for purposes of calculating the said majorities any B or C Ordinary Shares which have been previously acquired pursuant to the exercise of Put or Call Options, serve notice on the A Ordinary Shareholder that the Fair Market Value as set out in the relevant Valuation Report does not, in their opinion reflect the true Fair Market Value of the shares, either party may within 10 Business Days of the date of such notice refer the matter to the Arbitrator.

13.6                           Within 20 Business Days of referral of the matter to the Arbitrator pursuant to Article 13.5 above, each of the A Ordinary Shareholder and the relevant B Ordinary Shareholder or C Ordinary Shareholder shall submit to the Arbitrator its own determination of the Fair Market Value of the shares specified in the Exercise Notice, including an explanation of the basis of its valuation, the methodology applied and key assumptions used.  As soon as reasonably practicable thereafter, the Arbitrator will determine and notify the parties in writing which of the two parties’ valuation (the “Closer Valuation”) more closely reflects in the opinion of the Arbitrator the Fair Market Value of the shares specified in the Exercise Notice and the Closer Valuation shall be deemed to be Fair Market Value for the purposes of determining the Option Price for such shares.

13.7                           The decision of the Arbitrator shall, save in the case of manifest error, be final and binding on the A Ordinary Shareholder and the relevant B Ordinary Shareholder or C Ordinary Shareholder.  The costs incurred by the Arbitrator shall be borne by the party whose valuation is not adopted by the Arbitrator as reflecting the Fair Market Value of the shares specified in the Exercise Notice.

13.8                           The parties shall use all reasonable endeavours to appoint PwC as the Arbitrator within 14 days of the service of any notice pursuant to Articles 13.5 and 13.17 or such later date as the parties may agree.  If PwC shall not agree to accept such appointment, the Arbitrator shall be appointed by agreement between the parties or, if they do not so agree within 7 days of the service of such notice, the appointment shall be made by the President, for the time being, of the Institute of Chartered Accountants on the application of either party.

13.9                           Completion of the sale and purchase of the shares (or, in the case of the partial exercise of an Option, the number of the shares referred to in the relevant Exercise Notice) (“Completion”)

shall take place at the offices of the Company on either (i) the date specified in the relevant Exercise Notice being no less than 10 and no more than 12 Business Days after service of the relevant Exercise Notice or (ii) in the event that the matter is referred to the Arbitrator in accordance with Article 13.6, the date being 10 Business Days after the date upon which the Arbitrator publishes its decision (the “Completion Date”).

13.10                     At Completion, the relevant B Ordinary Shareholder or C Ordinary Shareholder shall deliver or procure the delivery to the A Ordinary Shareholder of:

(a)                                  a duly executed transfer or transfers in respect of the number of the shares referred to in the relevant Exercise Notice in favour of the A Ordinary Shareholder or such person(s) as the A Ordinary Shareholder may direct;

(b)                                 the share certificate(s) representing the shares referred to in the relevant Exercise Notice (or an express indemnity in a form reasonably satisfactory to the A Ordinary Shareholder in the case of any share certificate(s) found to be missing); and

(c)                                  such other documents as may be necessary to enable the A Ordinary Shareholder or its nominee(s) to obtain a good title to the shares referred to in the relevant Exercise Notice.

13.11                     Subject to compliance by the relevant B Ordinary Shareholder or C Ordinary Shareholder with its obligations set out in Article 13.10, on Completion the A Ordinary Shareholder will pay to the relevant B Ordinary Shareholder or C Ordinary Shareholder the Option Price.  The Option Price shall be satisfied in cash.

13.12                     Until the Completion Date, the relevant B Ordinary Shareholder or C Ordinary Shareholder shall be entitled to exercise all voting and other rights attached to the shares referred to in the relevant Exercise Notice and shall be entitled to receive and retain all dividends and other distributions in respect of the shares.

13.13                     If any of the events in Article 13.14 occurs, such adjustments (if any) shall be made as may be required to the number and/or description of the shares and/or to the Option Price so as to preserve as far as possible the equivalent economic value of the rights of the parties immediately prior to the relevant event having regard to any diluting or concentrating effect of the relevant event and the redesignation of, or replacement with any other securities of, the shares.

13.14                     The events referred to in Article 13.13 are the occurrence of any of the following in relation to the shares:

(a)                                  a sub-division, consolidation or reclassification of the shares;

(b)                                 a distribution (whether by way of bonus, capitalisation or similar issue or otherwise) by the Company to existing holders of the shares of (i) additional shares or (ii) other share capital or securities or (iii) securities, rights or warrants granting the right to a distribution of shares or to purchase, subscribe or receive shares or any other shares or securities or assets (other than the payment of a cash dividend);

(c)                                  the reclassification of, or a change in, the shares (other than one referred to in Article 13.14(b));

(d)                                 the consolidation, amalgamation or merger of the Company with or into another entity (other than a consolidation, amalgamation or merger following which the Company is the surviving entity and which does not result in any reclassification of, or change in, the shares); or

(e)                                  any event in respect of the shares analogous to any of the foregoing events or otherwise having a diluting or concentrating effect on the market value of the shares.

13.15                     Any adjustment made in accordance with Article 13.13 shall have effect from the date of the relevant event in Article 13.14.

13.16                     The nature of any adjustment required to be made in accordance with Article 13.13 shall be determined by the directors of the Company within 10 Business Days of the occurrence of any of the events referred to in Article 13.13 above, save that if the holders of a majority of the B Ordinary Shares serve notice on the A Ordinary Shareholder that the adjustment determined by the directors pursuant to this Article 13.16 does not, in their opinion reflect the true adjustment that is required, either party may within 10 Business Days of the date of such notice refer the matter to the Arbitrator.

13.17                     Articles 10 to 13 shall only be amended with the consent of the holders of a majority of each of the B Ordinary Shares and the C Ordinary Shares.

14.                               TAG ALONG RIGHTS

14.1                           If the effect of any transfer of shares by the A Ordinary Shareholder would, if completed, enable any person or persons acting in concert with each other to, directly or indirectly own shares of the Company carrying the right to 50% or more of the total number of votes which could be cast at a general meeting, the transferor shall procure the making by the proposed transferee (the “Offeror”) of an Offer to all of the B Ordinary Shareholders and all of the C Ordinary Shareholders.

14.2                           An Offer means an unconditional offer, open for acceptances for not less than 21 days, to purchase the B Ordinary Shares and the C Ordinary Shares held by the recipient of an Offer for a consideration (in cash or with a cash alternative) and on terms no less favourable than the most favourable terms provided by such person during the twelve months preceding and including the proposed date of such transfer in relation to shares of the Company.

14.3                           Every B Ordinary Shareholder and C Ordinary Shareholder on receipt of an Offer shall be bound within 21 days of the date of such Offer (which date shall be specified therein) either to accept or reject such offer in writing (and in default of so doing shall be deemed to have rejected the Offer) (the “Offer Period”)

14.4                           In the event that an Offer is made, then no member shall transfer shares to the Offeror unless, in relation to every acceptance received within the Offer Period from members, the Offeror executes all such documents, pays all such consideration and does all such other acts or things which are necessary to be done by the Offeror to transfer the shares of the accepting members to the Offeror in accordance with the terms of the Offer.

14.5                           In the event that, pursuant to an Offer being made in accordance with Article 14.1, the Offeror becomes the holder or has agreed to become the holder of shares conferring the right in aggregate to exercise 90% or more of the votes which could be cast at a general meeting, then if so requested by any member within 10 Business Days after the end of the Offer Period, the Offeror shall be bound to purchase from such member all (but not some only) of the Shares at a price per share equal to and on terms no less favourable than those on which the Offer must be made in accordance with Article 14.1.  The provisions of Article 14.1 shall apply mutatis mutandis to any transfer of shares in accordance with this Article 14.5.

14.6                           The provisions of this Article 14 shall not apply to any transfer of shares by the A Ordinary Shareholder to any of its holding companies (as defined in ss736 and 736A of the Companies Act 1985) or any of its subsidiaries (as defined in ss736 and 736A of the Companies Act 1985).

15.                               DRAG ALONG RIGHTS

15.1                           If the A Ordinary Shareholder (the “Seller”) wishes to transfer shares in the Company representing in aggregate not less than 50% of the A Ordinary Shares of the Company (the “Majority Holding”) to any third party (the “Purchaser”), then the Seller shall procure (as far as it is able) that the Purchaser makes the same offer or offers to all the other shareholders of the Company for the same consideration per respective share as the consideration it is to receive from the Purchaser in respect of the transfer of the Majority Holding to the Purchaser (the “Drag Along Price”).

15.2                           The Seller shall give notice to the Company of:

(a)                                  its intention to transfer the Majority Holding to the Purchaser;

(b)                                 the Drag Along Price; and

(c)                                  the requirement that all Shares issued at the time of such notice (other than the shares held by the Seller) are required to be transferred to the Purchaser for the Drag Along Price,

(the “Drag Along Notice”).

15.3                           Upon receipt of the Drag Along Notice, the Company shall procure that such notice is delivered promptly to each B Ordinary Shareholder and C Ordinary Shareholder.

15.4                           The giving of a Drag Along Notice by the Seller to the Company in accordance with Article 15.2 shall have the effect of obliging the holder from time to time of any B Ordinary Shares or C Ordinary Shares to sell to the Purchaser (or its nominee) the B Ordinary Shares or C Ordinary Shares for the Drag Along Price.

15.5                           Completion of the sale of the B Ordinary Shares and C Ordinary Shares shall take place on the date of completion of the transfer of the Majority Holding.

15.6                           The directors shall pay any purchase money received from the Purchaser with respect to the B Ordinary Shares or C Ordinary Shares into a separate bank account in the Company’s name and shall hold such money on trust (but without interest) for the owner of the B Ordinary Shares or C Ordinary Shares until he (if necessary) delivers up his certificate for the relevant B Ordinary Shares or C Ordinary Shares to the Company when he shall thereupon be paid the purchase money.

16.                                 PRE-EMPTION TRANSFERS

16.1                           No member (or person entitled by transmission) shall transfer or dispose of or agree to transfer or dispose of or grant any interest or right in any B Ordinary Share or C Ordinary Share (hereinafter a “transferee”) without first offering the same for transfer to the A Ordinary Shareholder.  Such offer may be in respect of all or part only of the B Ordinary Shares or C Ordinary Shares held by the proposing transferor and shall be made by the proposing transferor by the giving in writing of a notice to the Company (a “Transfer Notice”).

16.2                           Each Transfer Notice shall specify the number and class of shares offered (the “Sale Shares”) and (unless the Transfer Notice is deemed given as provided by these Articles) the price per share at which the Sale Shares are offered (the “Specified Price”) and the identity(ies) of the proposed transferee(s) (if any) and it shall constitute the directors as the agent of the proposed transferor for the sale of the Sale Shares to the A Ordinary Shareholder.

16.3                           Upon receipt by the Company of the Transfer Notice the directors shall forthwith give written notice to the A Ordinary Shareholder of the number and description of the Sale Shares and the Specified Price and the identity(ies) of the proposed transferee(s) (if any) inviting each of such holders to state by notice in writing to the Company within 60 days whether he is willing to purchase any of the Sale Shares and, if so, what maximum number of the Sale Shares (“Maximum”) he is willing to purchase, and shall also forthwith give a copy of such notice to the proposing transferor.

16.4                           Within 30 days of the expiration of the said period of 60 days the directors shall allocate to the A Ordinary Shareholder the Maximum, provided that if the Maximum stated in all notices served pursuant to Article 16.3 exceeds the aggregate number of Sale Shares, the number of shares to be allocated to each A Ordinary Shareholder shall be scaled down pro rata to the size of the Maximum set forth in the notice.

16.5                           Forthwith upon such allocation being made, the A Ordinary Shareholder shall be bound to pay to the Company (as agent for the proposing transferor) the total sale proceeds for the transfer of the number of shares allocated to the A Ordinary Shareholder pursuant to Article 16.4 at the price per share equal to the Specified Price (the “Proceeds”) and each A Ordinary Shareholder shall accept a transfer of such number of shares and the proposing transferor shall be bound forthwith upon payment of the Proceeds to deliver to the Company (as agent for the A Ordinary Shareholder) such documents as are required to transfer such shares to the A Ordinary Shareholder.

16.6                           If in any case the proposing transferor, after having become bound to transfer Sale Shares as aforesaid makes default in so doing the Company may receive the Proceeds and the directors may appoint some person to execute instruments of transfer of such Sale Shares in favour of the A Ordinary Shareholder and shall thereupon, subject to such transfers being properly stamped, cause the name of the A Ordinary Shareholder to be entered in the Register of Members as the holder of those Sale Shares allocated to him as aforesaid and shall hold the Proceeds in trust for the proposing transferor.  The issue of a receipt by the Company therefore shall be a good discharge to the A Ordinary Shareholder and after its name shall have been entered in the Register of Members in exercise of the aforesaid power the validity of the transactions shall not be questioned by any person.

16.7                           If, at the expiration of the period of 30 days referred to in Article 16.4 above, any of the Sale Shares have not been allocated in accordance with the provisions of Article 16.6, the proposing transferor may at any time within a period of 60 days after the expiration of the said period of 30 days referred to in Article 16.4 above transfer such unallocated Sale Shares to the proposed transferee(s) (if any) specified in the Transfer Notice, or to any other person at any price per Share not being less than the Specified Price provided that the Board may require to be satisfied on reasonable grounds that such unallocated Sale Shares are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer without any deduction, rebate or allowance whatsoever to the transferee and if not so satisfied may refuse to register the instrument of transfer.

17.                               TRANSMISSION OF SHARES

17.1                           If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

17.2                           A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee.  If the person so becoming entitled shall elect to become registered as the holder he shall give notice to the Company to that effect.  If he elects to have another person registered he shall execute an instrument of transfer of the share to that person.  All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.  The provisions of this Article shall apply to any person becoming entitled to a share in consequence of the merger or consolidation of any member being a corporation as they apply to any person becoming entitled to a share in consequence of the death or bankruptcy of a member.

17.3                           A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

18.                               ALTERATION OF SHARE CAPITAL

18.1                           The Company may by ordinary resolution:

(a)                                  increase its share capital by new shares of such amount as the resolution prescribes;

(b)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                  subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d)                                 cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

18.2                           Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

18.3                           Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

19.                               PURCHASE OF OWN SHARES

Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

20.                               GENERAL MEETINGS

20.1                           All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2                           The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of a requisition.  If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the Company may call a general meeting.

21.                               NOTICE OF GENERAL MEETINGS

21.1                           An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days’ notice.  All other extraordinary general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(a)                                  in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)                                 in the case of any other meeting, by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right or such other majority as has been decided on by elective resolution of the members under the Act.

21.2                           The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

21.3                           Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all members to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the auditors.

21.4                           The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

21.5                           Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective.  Where for any purpose an extraordinary resolution is required, a special resolution shall also be effective.

22.                               PROCEEDINGS AT GENERAL MEETINGS

22.1                           No business shall be transacted at any meeting unless a quorum is present.  One A Ordinary Shareholder entitled to vote upon the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

22.2                           If such a quorum is not present within half an hour from the time appointed for the meeting, or if during the meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

22.3                           The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

22.4                           If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

22.5                           A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

22.6                           The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  Where a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted.  Otherwise it shall not be necessary to give any such notice.

22.7                           A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded by the chairman or any member present in person or by proxy or duly authorised representative and entitled to vote.

22.8                           Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

22.9                           The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

22.10                     A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

22.11                     In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

22.12                     A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

22.13                     No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded.  In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

22.14                     A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

23.                               VOTES OF MEMBERS

23.1                           Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

23.2                           In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

23.3                           A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy.  Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with the Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

23.4                           No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

23.5                           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

23.6                           On a poll votes may be given either personally or by proxy.  A member may appoint more than one proxy to attend on the same occasion.  A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

23.7                           The appointment of a proxy shall be executed by or on behalf of the appointor and shall be in any form which is usual or which the directors may approve.

23.8                           The appointment of a proxy shall be deemed to include the right to demand, or join in demanding, a poll.  The appointment of a proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The appointment of a proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.  Deposit of an appointment of a proxy shall not preclude a member from attending and voting at the meeting or at any adjournment thereof.

23.9                           The appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:

(a)                                  in the case of an instrument in writing, be deposited at the Office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)                                 in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(i)                                     in the notice convening the meeting, or

(ii)                                  in any instrument of proxy sent out by the Company in relation to the meeting, or

(iii)                               in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(c)                                  in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)                                 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid.

23.10                     A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office or at such other place at which the instrument of proxy was duly deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

24.                               NUMBER OF DIRECTORS

24.1                           Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall not be less than two.  A sole director may exercise all the powers and discretions expressed by the Articles to be vested in the directors generally.

25.                               ALTERNATE DIRECTORS

25.1                           Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.  Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.  The notice may be:

(a)                                  delivered personally to the secretary or to a director other than the director making or revoking the appointment; or

(b)                                 sent by post in a prepaid envelope addressed to the Office or to another address designated by the directors for that purpose or by leaving it at the Office or such other address; or

(c)                                  sent by electronic communication to an address designated by the directors for that purpose.

25.2                           The appointment or removal of an alternate director shall take effect when the notice is deemed delivered in accordance with Articles 25.1 or 25.3 (as the case may be) or on such later date (if any) specified in the notice.

25.3                           An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director.

(a)                                  an alternate director shall cease to be an alternate director:

(b)                                 if his appointor ceases to be a director; or

(c)                                  if his appointor revokes his appointment pursuant to Article 28; or

(d)                                 on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(e)                                  if he resigns his office by notice to the Company.

25.4                           Save as otherwise provided in the Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

26.                               POWERS OF DIRECTORS

26.1                           Subject to the provisions of the Act, the memorandum and the Articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company.  No alteration of the memorandum or Articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article 26 shall not be limited by any special power given to the directors by the Articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

26.2                           The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

26.3                           The directors may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

27.                               DELEGATION OF DIRECTORS’ POWERS

27.1                           The directors may delegate any of their powers to any committee consisting of one or more directors.  The directors may also delegate to any managing director or any director holding any other executive office such of their powers as the directors consider desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all or any of the powers delegated to one or more directors (whether or not acting as a committee) or to any employee or agent of the company.  Any such delegation may be made subject to such conditions as the directors may specify, and may be revoked or altered.  Subject to any conditions imposed by the directors, the proceedings of a committee with two or more members shall be governed by the Articles regulating the proceedings of directors so far as they are capable of applying.

27.2                           The directors may appoint any person to any office or employment having a designation or title including the word “director” and/or may attach such a designation or title to any existing office or employment with the Company and may terminate any such appointment or the use of any such designation or title.  The inclusion of the word “director” in the designation or title of any such office or employment shall in no way imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of the Articles.

28.                               APPOINTMENT AND REMOVAL OF DIRECTORS

28.1                           Without prejudice to the powers of the Company under section 303 of the Act to remove a director by ordinary resolution, the holder or holders for the time being of more than one half in nominal value of the shares giving the right to attend and vote at a general meeting of the Company may at any time and from time to time appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and may remove any director from office.  Any appointment or removal of a director under this Article 28 shall be by notice to the Company signed by or on behalf of the appointor or appointors (which may consist of several documents in the like form each signed by or on behalf of one or more appointors).  The notice may be:

(a)                                  delivered personally to the secretary or to a director other than the director being appointed or removed; or

(b)                                 sent by post in a prepaid envelope addressed to the Office or to another address designated by the directors for that purpose or by leaving it at the Office or such other address; or

(c)                                  sent by electronic communication to an address designated by the directors for that purpose.

The appointment or removal shall take effect when the notice is deemed delivered in accordance with Article 25.1 or Article 25.3 (as the case may be) or on such later date (if any) specified in the notice.

28.2                           The directors shall also have the power to appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing directors, subject to any maximum for the time being in force.

29.                               DISQUALIFICATION OF DIRECTORS

29.1                           The office of a director shall be vacated if:

(a)                                  he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

(b)                                 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)                                  he is, or may be, suffering from mental disorder and either:

(i)                                     he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983, or in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

(ii)                                  an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(d)                                 he resigns his office by notice to the Company; or

(e)                                  he shall for more than six consecutive months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

(f)                                    he is convicted of a criminal offence involving fraud or dishonesty and the directors resolve that he shall for that reason cease to be a director; or

(g)                                 he is removed as a director in accordance with the provisions of Article 28; or

(h)                                 he is requested to resign in writing by all of the other directors.  In calculating the number of directors who are required to make such a request to the director:

(i)                                     an alternate director appointed by him acting in his capacity as such shall be excluded; and

(ii)                                  a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient.

30.                               REMUNERATION OF DIRECTORS

The directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

31.                               DIRECTORS’ EXPENSES

The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

32.                               DIRECTORS’ APPOINTMENTS AND INTERESTS

32.1                           Subject to the provisions of the Act the directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director.  Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit.  Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.

32.2                           Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his a director notwithstanding his office:

(a)                                  may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)                                 may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)                                  shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

32.3                           For the purposes of Article 32.2:

(a)                                  a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b)                                 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

33.                               DIRECTORS’ BENEFITS, PENSIONS AND INSURANCE

33.1                           The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

33.2                           Without prejudice to the provisions of Article 44, the directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)                                  a director, other officer, employee or auditor of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)                                 a trustee of any pension fund in which employees of the company or any other body referred to in Article 33.2 is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

33.3                           Without prejudice to the generality of Article 33.1, no director or former director shall be accountable to the Company or the members for any benefit provided pursuant to Articles 33.1 or 33.2.  The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

33.4                           Pursuant to section 719 of the Act, the directors are hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking.  Any such provision shall be made by a resolution of the directors in accordance with section 719.

34.                               PROCEEDINGS OF DIRECTORS

34.1                           Subject to the provisions of the Articles, the directors may regulate their proceedings as they think fit.  A director may, and the secretary at the request of a director shall, call a meeting of the directors.  Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing or by electronic communication to him at his last known address or any other address given by him to the Company for this purpose.  A director absent or intending to be absent from the United Kingdom may request that notices of directors’ meetings shall during his absence be sent in writing or by electronic communication to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no such request is made to the directors, any director may waive notice of a meeting and any such waiver may be retrospective.

34.2                           Questions arising at a meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall be entitled to a casting vote in addition to any other vote he may have.  A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

34.3                           The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two, except when there is only one director.  If there is only one director, he may exercise all the powers and discretions conferred on directors by the Articles.  A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

34.4                           The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office.  Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present.  But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

34.5                           All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

34.6                           A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

34.7                           The contemporaneous connection of a number of the directors not less than the quorum, regardless of physical location, by any means of electronic communication, shall be deemed to constitute a properly held meeting of the directors so long as the following conditions are met:

(a)                                  throughout the meeting each of the directors taking part must be able to:

(i)                                     hear each of the other directors taking part; and

(ii)                                  subject as mentioned below, send and receive communications simultaneously to and from all of the other directors taking part;

34.8                           at the beginning and at the conclusion of the meeting the chairman shall ask all of those who have been a party to the proceedings to acknowledge their presence and to confirm that they have attended throughout the meeting.  Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.  The word “meeting” in the Articles shall be construed accordingly.

The meeting shall have been validly conducted notwithstanding that a director may have been accidentally disconnected during the meeting, so long as a quorum of directors were connected at all times.  A minute of the proceedings shall be sufficient evidence of the observance of the necessary formalities if certified by a director who was party to them.

34.9                           Subject to such disclosure as is required by the Act and the Articles, a director shall be entitled to vote at any meeting of directors or of a committee of directors on, and be counted in the quorum present at a meeting in relation to, any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company.

35.                               SECRETARY

35.1                           Subject to the provisions of the Act, the secretary shall be appointed by the holder or holders for the time being of more than one half in nominal value of the shares giving the right to attend and vote at a general meeting of the Company or the directors for such term, at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by such appointor(s).  Any appointment or removal of a secretary under this Article 35 shall be by notice to the Company signed by or on behalf of the appointor or appointors (which may consist of several documents in the like form each signed by or on behalf of one or more appointors).

35.2                           Two or more joint secretaries, each of whom shall have full authority to act alone and independently of each other, may be appointed pursuant to the provisions of Article 35.1.

36.                               MINUTES

36.1                           The directors shall cause minutes to be made in books kept for the purpose:

(a)                                  of all appointments of officers made by the directors; and

(b)                                 of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

37.                               THE SEAL, EXECUTION OF DEEDS

37.1                           If the Company has a Seal, it shall only be used by the authority of a resolution of the directors, or a committee of directors authorised by the directors.  The directors (or the committee of directors, as the case may be) shall determine who may sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by at least two directors.  Any document may be executed under the Seal by impressing the Seal by mechanical means or by printing the Seal or a facsimile of it on the document or by applying the Seal or a facsimile of it by any other means to the document.

37.2                           A document signed, with the authority of a resolution of the directors, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the Seal.  For the purpose of the preceding sentence only, “secretary” shall have the same meaning as in the Act and not the meaning given to it by Article 2.

37.3                           The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

38.                               RECORD DATES

38.1                           Notwithstanding any other provision of the Articles, the Company or the directors may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

39.                               DIVIDENDS

39.1                           Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

39.2                           Subject to the provisions of the Act the directors may pay interim dividends in accordance with the respective rights of the members if it appears to them that they are justified by the profits of the Company available for distribution.  Such interim dividends may be paid in cash or wholly or partly by the distribution of assets.  If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.  The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.  Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

39.3                           Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

39.4                           A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets.

39.5                           Where any difficulty arises in regard to the distribution of assets pursuant to the payment or declaration of any dividend, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

39.6                           Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct.  Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company.  Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

39.7                           No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

39.8                           Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

40.                               ACCOUNTS

40.1                           No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company.

41.                               CAPITALISATION OF PROFITS

The directors may with the authority of an ordinary resolution of the Company:

(a)                                  subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b)                                 appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 41(b), only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)                                  make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article 41.1 in fractions; and

(d)                                 authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

42.                               NOTICES

42.1                           Any notice to be given to or by any person pursuant to the Articles (other than a notice calling a meeting of the directors or a committee of the directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice.  The Company may give any notice to a member:

(a)                                  personally; or

(b)                                 by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address; or

(c)                                  by giving it using an electronic communication to an address for the time being notified to the company by the member.

In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

42.2                           A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

42.3                           Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

42.4                           Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.  Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.  A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted or, in the case of a notice contained in an electronic communication, at the expiration of 48 hours after the time it was sent.

42.5                           A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

43.                               WINDING UP

43.1                           If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

44.                               INDEMNITY

44.1                           Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.